Renaissance 2003-1
Class B Break CDR Analysis					Initial Levels
				AAA	82.45
with TRIGGERS ON				AA	6.50
				A	5.50
				BBB	3.80
40% Loss Severity with 12 month lag				Initial OC/Target OC	1.75

Class B (BBB)

Approximate Balance	11,400,000	Delay	24
Coupon	at pricing	Dated	3/1/2003
Settle	3/27/2003	First Payment	4/25/2003

100% PPC (All-in), To Maturity, Forward Libor
				CDR
	2	4	6	7	7.5	7.7	8
Price	Yield	Yield	Yield	Yield	Yield	Yield	Yield
100	7.287	7.286	7.286	7.305	7.322	7.317	6.753

WAL	11.43	11.50	11.63	12.42	13.31	14.22	14.44
Mod Durn	7.56	7.59	7.65	7.96	8.28	8.54	8.60
Mod Convexity	0.76	0.77	0.78	0.86	0.94	1.02	1.05
Payment Window	Apr03 - Oct16	Apr03 - Nov16	Apr03 - Dec16	Apr03 - Jul18	Apr03 - May21	Apr03 - Apr33	Apr03 - Apr33
Prcp Writedown	0.00 (0.00%)	0.00 (0.00%)	0.00 (0.00%)	0.00 (0.00%)	0.00 (0.00%)	85,811.37 (0.75%)	1,481,094.92 (12.99%)
Total Collat Loss	9,208,722.01 (3.07%)	18,591,283.04 (6.20%)	27,964,579.84 (9.32%)	32,600,612.62 (10.87%)	34,915,174.77 (11.64%)	35,841,937.07 (11.95%)	37,230,534.86 (12.41%)

100% PPC (All-in), To Maturity, Static Libor
				CDR
	2	4	6	9	9.2	9.45	10
Price	Yield	Yield	Yield	Yield	Yield	Yield	Yield
100	7.287	7.286	7.287	7.318	7.323	7.308	6.747

WAL	11.41	11.48	11.67	13.22	13.52	14.19	14.50
Mod Durn	7.55	7.58	7.66	8.25	8.35	8.52	8.58
Mod Convexity	0.76	0.77	0.78	0.93	0.96	1.02	1.04
Payment Window	Apr03 - Oct16	Apr03 - Oct16	Apr03 - Dec16	Apr03 - Feb21	Apr03 - Aug22	Apr03 - Apr33	Apr03 - Apr33
Prcp Writedown	0.00 (0.00%)	0.00 (0.00%)	0.00 (0.00%)	0.00 (0.00%)	0.00 (0.00%)	112,483.25 (0.99%)	1,579,663.36 (13.86%)
Total Collat Loss	9,200,201.11 (3.07%)	18,574,080.32 (6.19%)	27,938,527.90 (9.31%)	41,767,170.13 (13.92%)	42,685,504.78 (14.23%)	43,832,892.68 (14.61%)	46,327,693.07 (15.44%)

Fixed 100% PPC: 115% OF 4-20 CPR
Arm 100% PPC: 4-35 CPR in 30 months

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